PLASTINUM POLYMER TECHNOLOGIES CORP.

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made January 3, 2008 between Plastinum Polymer Technologies Corp. (the "Company"), and Nils Berten ("Employee").

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company shall employ Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on January 7, 2008 and ending as provided in Section 4 hereof (the "Employment Period").

2. Position and Duties.

(a) During the Employment Period, Employee shall serve as the Chief Operating Officer of the Company and shall have the duties, responsibilities and functions as set forth by the Company's Chief Executive Officer.

(b) During the Employment Period, Employee shall report to the Company's Chief Executive Officer or other such person as the Chief Executive Officer may elect and shall devote Employee's best efforts to the business and affairs of the Company and its Subsidiaries. Employee shall perform Employee's duties, responsibilities and functions to the Company and its Subsidiaries hereunder to the best of Employee's abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company's and its Subsidiaries' policies and procedures in all material respects.

(c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

3. Compensation and Benefits.

(a) During the Employment Period, Employee's base salary shall be €115.200,= (9000*12,8) per annum or such higher rate as the Chief Executive Officer may determine from time to time (as adjusted from time to time, the "Base Salary"), which salary shall be payable by the Company in regular installments in accordance with the Company's general payroll practices (in effect from time to time). In addition, during the Employment Period, Employee shall be entitled to participate in all of the Company's employee benefit programs for which employees of the Company and its Subsidiaries are generally eligible including Medical and Dental Insurance, and Employee shall be entitled to five weeks of paid vacation each calendar year. The salary is inclusive of a holiday allowance of 8%.

(b) When new funds have been raised for the Company in excess of $1,000,000 and providing that the Employee is properly performing his duties and functions for the Company, the base salary provided for in Section 3(a) will increase to €163.200,= (12.750,= * 12,8) after six months, therefore from 1 July 2008. Additionally Employee will receive €1500,= per month for pension purposes.

(c) During the Employment Period, the Company shall reimburse Employee for all reasonable business expenses incurred by Employee in the course of performing Employee's duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. Employee will receive € 1350,= per month for car expenses as well as € 0,19 per km of business related driving. All mobile phone charges will be covered by the Company.

(d) Depending on the business results of the Company and the Employee’s performance, as well as the achievement of specific milestones and other relevant circumstances, the Company may appoint a bonus to the Employee to be paid, in December of the year in question, ranging from 25% of the salary specified in article 3.a for on target performance, to a maximum of 75% for outstanding performance. The exact bonus target and bonus plan for each year will be set in advance by the CEO, ultimately on 31 October of the preceding year.

(e) There will be no bonus paid over the first six months of employment, therefore the possible bonus over 2008 will be pro rata and will be set ultimately on 30 April 2008.

(f) All amounts payable to Employee as compensation pursuant to this Agreement shall be subject to all required withholding by the Company.

4. Term.

(a) The Employment Period shall begin on January 7, 2008 and shall end as specified in a written notice thereof from one party to the other, which notice may be given at any time, without or without cause or good reason and for any or no reason; provided that the Employment Period shall terminate immediately upon Employee's resignation, death or Disability. The Employee acknowledges that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company nor shall it interfere in any way with the right of either party to terminate the Employee’s employment at any time, with or without cause.

(b) Notwithstanding the foregoing Section 4(a), if the Employment Period is terminated by the Company or its successors in interest without Cause, Employee shall be entitled to receive three (3) months of salary continuation ("Salary Continuation Period") of Employee's Base Salary, (ii) the benefit of employee benefit programs for the Salary Continuation Period, (iii) the cash value of any accrued but unused vacation days as of the date of Employee's termination, in each case, if and only if Employee has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit A attached hereto and only so long as Employee has not breached the provisions of Sections 5, 6 and 7 hereof. Employee shall not be entitled to any other salary, compensation or benefits after termination of the Employment Period, except as specifically provided for in the Company's employee benefit plans or as otherwise expressly required by applicable law. The employee's entitlement to Salary Continuation shall cease at the earlier of three (3) months or the date on which Employee is rehired by the Company at his previous rate of pay or finds employment with another employer at at least 75% of his most recent base salary with the Company. In no case shall the Salary Continuation Period be less than two weeks.

(c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above, Employee shall only be entitled to receive Employee's Base Salary through the date of termination or expiration and shall not be entitled to any other salary, compensation or benefits from the Company or its Subsidiaries thereafter, except as otherwise specifically provided for under the Company's employee benefit plans or as otherwise expressly required by applicable law.

(d) Except as otherwise expressly provided herein, all of Employee's rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law. The Company may offset any amounts Employee owes it or its Subsidiaries against any amounts it or its Subsidiaries owes Employee hereunder.

(e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or any other act or omission involving dishonesty, material disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company's Chief Executive Officer which is not cured to the reasonable satisfaction of the Company's Chief Executive Officer within 30 days after written notice thereof to Employee, (iv) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement which is not cured to the reasonable satisfaction of the Company's Chief Executive Officer within 30 days after written notice thereof to Employee.

(f) For purposes of this Agreement, "Disability" shall mean Employee's inability to perform the essential duties, responsibilities and functions of Employee's position with the Company and its Subsidiaries, due to illness, accident, injury, physical or mental incapacity or other disability, for 90 consecutive days or 180 days in any twelve-month period, as determined by the Board of Directors of the Company.

5. Confidential Information.

(a) Obligation to Maintain Confidentiality. Employee acknowledges that the continued success of the Company and its Subsidiaries depends upon the use and protection of a large body of confidential and proprietary information. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "Confidential Information." Confidential Information will be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company's or its Subsidiaries' current or potential business and (ii) is not generally or publicly known. Confidential Information includes, without specific limitation, the information, observations and data obtained by Employee during the course of Employee's performance under this Agreement concerning the business and affairs of the Company and its Subsidiaries, information concerning acquisition opportunities in or reasonably related to the Company's or its Subsidiaries' business or industry of which Employee becomes aware during the Employment Period, the persons or entities that are current, former or prospective suppliers or customers of any one or more of such suppliers during Employee's course of performance under this Agreement, as well as development, transition and transformation plans, trade secrets, know how and inventions, methodologies and methods of doing business, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, employee lists and telephone numbers, locations of sales representatives, new and existing programs and services, prices and terms, customer service, integration processes, requirements and costs of providing service, support and equipment. Therefore, Employee agrees that Employee shall not disclose to any unauthorized person or use for Employee's own account any of such Confidential Information without the prior written consent of the Board of Directors of the Company, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Employee's acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Employee agrees to deliver to the Company at the end of the Employment Period, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company or its Subsidiaries (including, without limitation, all Confidential Information) that Employee may then possess or have under Employee's control.

(b) Third Party Information. Employee understands that the Company and its Subsidiaries will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's and its Subsidiaries' part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section_(a) above, Employee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Subsidiaries who need to know such information in connection with their work for the Company or such Subsidiaries) or use, except in connection with Employee's work for the Company or its Subsidiaries, Third Party Information unless expressly authorized by a member of the Board of Directors of the Company in writing.

6. Ownership of Intellectual Property. Employee agrees to make prompt and full disclosure to the Company or its Subsidiaries, as the case may be, all ideas, discoveries, trade secrets, inventions, innovations, improvements, developments, methods of doing business, processes, programs, designs, analyses, drawings, reports, data, software, firmware, logos and all similar or related information (whether or not patentable and whether or not reduced to practice) that relate to the Company's or its Subsidiaries' actual or anticipated business, research and development, or existing or future products or services relating to rechargeable electrochemical cells and/or batteries of any kind or nature and that are conceived, developed, acquired, contributed to, made, or reduced to practice by Employee (either solely or jointly with others) while employed by the Company or its Subsidiaries and for a period of one (1) year thereafter (collectively, "Work Product"). Any copyrightable work falling within the definition of Work Product shall be deemed a "work made for hire" under the copyright laws of the United States, and ownership of all rights therein shall vest in the Company or its Subsidiary. To the extent that any Work Product is not deemed to be a "work made for hire," Employee hereby assigns and agrees to assign to the Company or such Subsidiary all right, title and interest, including without limitation, the intellectual property rights that Employee may have in and to such Work Product. Employee shall promptly perform all actions reasonably requested by the Board of Directors of the Company (whether during or after the Employment Period) to establish and confirm the Company's or such Subsidiary's ownership (including, without limitation, providing testimony and executing assignments, consents, powers of attorney, and other instruments).

7. Non-Compete, Non-Solicitation. In further consideration of the compensation to be paid to Employee hereunder, Employee acknowledges that during the course of Employee's employment with the Company and its Subsidiaries, Employee shall become familiar (and Employee has become familiar during Employee's employment by the Company prior to the date of this Agreement) with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that Employee's services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries, and therefore, Employee agrees that, during the Employment Period and for twelve months thereafter (the "Non-compete Period"), Employee shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

8. Enforcement. If, at the time of enforcement of Section 5, 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Employee's services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Employee of Section 7, the Non-compete Period shall be tolled until such breach or violation has been duly cured. Employee acknowledges that the restrictions contained in Section 7 are reasonable and that Employee has reviewed the provisions of this Agreement with Employee's legal counsel.

9. Employee's Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, (ii) Employee is not a party to or bound by any employment agreement, Non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that Employee has consulted with independent legal counsel regarding Employee's rights and obligations under this Agreement and that Employee fully understands the terms and conditions contained herein.

10. Survival. Sections 4 through 19 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Employee:
Mr. Nils Berten
_______________________________
_______________________________

Notices to the Company:
Plastinum Polymer Technologies Corp.
_______________________________
_______________________________
Attention: Jacques Mot

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, any previous offer letter or employment agreement between Employee and the Company) other than with respect to any breaches of such agreements by Employee prior to the date hereof.

14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee may not assign Employee's rights or delegate Employee's duties or obligations hereunder without the prior written consent of the Company.

17. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company's right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

Plastinum Polymer Technologies Corp.

By /s/ Jacques Mot

Name: Jacques Mot

Its Chief Executive Officer

/s/Nils Berten Nils Berten

Exhibit A

GENERAL RELEASE

I, Niles Berten, in consideration of and subject to the performance by Plastinum Polymer Technologies Corp. (together with its subsidiaries, the "Company"), of its material obligations under the Employment Agreement, dated December 6, 2007, (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

1.
I understand that any payments or benefits paid or granted to me under Section 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I shall not receive the payments and benefits specified in Section 4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2.
Except as provided in Section 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Employee Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 2 above.

4.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Section 2 as of the execution of this General Release.

6.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.
I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8.
I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.
Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or governmental entity.

10.
I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me for reasonable travel expenses, including lodging and meals, upon my submission of receipts and a reasonable per diem fee in such amount as determined by the board of directors of the Company.

11.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12.
Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)	I HAVE READ IT CAREFULLY;

(b)
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e)
I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f)	THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g)	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: _____________	___________________________________
Nils Berten